                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      VIRGINIA FIRST FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
PAGE

                      VIRGINIA FIRST FINANCIAL CORPORATION



Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Virginia First Financial Corporation ("Virginia First"), which will be held on Wednesday, October 23, 1996 at 4:00 p.m., at the Main Office of Virginia First Savings Bank, F.S.B., Corner of Franklin & Adams Streets, Petersburg, Virginia. At the Meeting, three directors of Virginia First will be elected for a term of three years.

         Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please complete, sign, date and return promptly the form of proxy which is enclosed in the outer address pouch of this mailing. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

         The Board of Directors and management of Virginia First appreciate your continued support and look forward to seeing you at the Annual Meeting.

                                 Sincerely yours,



                                 CHARLES A. PATTON
                                 President and
                                 Chief Executive Officer

Petersburg, Virginia
September 25, 1996



PAGE

                      VIRGINIA FIRST FINANCIAL CORPORATION
                           Franklin and Adams Streets
                           Petersburg, Virginia 23803


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on October 23, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Virginia First Financial Corporation ("Virginia First") will be held at the Main Office of Virginia First Savings Bank, F.S.B., at the Corner of Franklin and Adams Streets, Petersburg, Virginia on October 23, 1996 at 4:00 p.m., for the following purposes:

(1) To elect three directors for a term of three years or until their respective successors are elected and qualified;

(2) To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as Virginia First's independent auditors for the fiscal year 1997; and

(3) To transact such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

         The Board of Directors has fixed the close of business on September 13, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 Paul W. Walk, Jr.
                                 Secretary

Petersburg, Virginia
September 25, 1996

- --------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR
SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE
EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
- --------------------------------------------------------------------------------



PAGE

                      VIRGINIA FIRST FINANCIAL CORPORATION



                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                                October 23, 1996



                               GENERAL INFORMATION

         This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Virginia First Financial Corporation ("Virginia First"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of Virginia First to be used at the Annual Meeting of Stockholders to be held on October 23, 1996 at 4:00 p.m. at Virginia First's principal executive offices and any adjournment thereof (the "Annual Meeting").

         The principal executive offices of Virginia First are located at Franklin and Adams Streets, Petersburg, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders (which is not part of Virginia First's soliciting materials) are being mailed to Virginia First's stockholders is September 25, 1996.

         The proxy solicited hereby, if properly signed and returned to Virginia First and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted "for" the proposals described herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of Virginia First (Paul W. Walk, Jr., Secretary, Virginia First Financial Corporation, Franklin and Adams Streets, P. O. Box 2009, Petersburg, Virginia 23804-2009);
(ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Only stockholders of record at the close of business on September 13, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,743,267 shares of Common Stock of Virginia First issued and outstanding and 1,185 record holders. Each share of Common Stock is entitled to one vote at the Annual Meeting. Virginia First had no other class of voting securities outstanding at the Record Date.





PAGE

                  ELECTION OF DIRECTORS; SECURITY OWNERSHIP OF
                    MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Election of Directors; The Nominees

         The Articles of Incorporation of Virginia First provide that the Board shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is elected each year. At the 1997 annual meeting the directors whose terms expire at that meeting will be reclassified so that each class of director has three members. The following table sets forth the names of the current directors and the years in which their terms of office will expire:


      1996 (1)                   1997                            1998
      --------                   ----                            ----

Charles A. Patton          Frasier W. Brickhouse            Preston H. Cottrell
Benjamin S. Gill           William A. Patton                William L. Eure, Jr.
George R. Mercer           Francis R. Payne, Jr.
                           John H. VanLandingham, Jr.

         (1) These three directors are the nominees for election at the Annual Meeting for a three-year term expiring in 1999 or until their successors are elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS.


The Board of Directors

         Unless authority is withheld in the proxy, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed above. Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed above may not be able to serve as a director if elected. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the meeting.

         In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.

PAGE

         There is set forth hereafter as to each of the nominees, and the remaining directors who will continue to serve, certain information including age, principal occupation and, as of September 1, 1996, information respecting beneficial ownership of Common Stock. The date shown for first election as a director in the information below represents the year in which the nominee or continuing director was first elected to the Board of Virginia First or previously to the Board of Virginia First Savings Bank, F.S.B. (the "Savings Bank"). Unless otherwise indicated, the business experience and principal occupations shown for each nominee or continuing director has extended five or more years.

William A. Patton, 70, has been a director since 1956.
         Mr. Patton is Chairman of the Board of Virginia First and the Savings Bank.

Francis R. Payne, Jr., 76, has been a director since 1964.
         Dr. Payne is a retired physician associated with Petersburg Obstetrics and Gynecology Associates, Ltd., Petersburg, Virginia.

John H. VanLandingham, 73, has been a director since 1956.
         Mr. VanLandingham is Chairman of the Board of Builders Supply Co. of Petersburg, Inc., Petersburg, Virginia.

Frasier W. Brickhouse, 59, has been a director since 1983.
         Mr. Brickhouse is Assistant Dean, School of Business, Virginia State University, Petersburg, Virginia.

William L. Eure, Jr., 66, has been a director since 1971.
         Mr. Eure is Chairman of Eure Communications, Inc., Charlottesville, Virginia.

Benjamin S. Gill, 62, has been a director since 1971.
         Mr. Gill is the owner of Benny's BBQ, Richmond, Virginia.

George R. Mercer, 86, has been a director since 1952.
         Mr. Mercer is Chairman of Mercer Rug Cleaning and Carpet Sales and George Marshall Corp., a real estate holding corporation, Richmond, Virginia.

Charles A. Patton, 40, has been a director since 1986.
         Mr. Patton is President and Chief Executive Officer of Virginia First and the Savings Bank.

Preston H. Cottrell, 47, has been a director since 1992.
         Mr. Cottrell is President and Chief Executive Officer of Cottrell Communications, a private provider of telecommunications services, Richmond, Virginia.

Security Ownership of Management

         The following table sets forth information as of September 1, 1996 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each of the executive officers named in the "Summary Compensation Table" herein and by all directors and executive officers in the group. Unless otherwise noted, beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

PAGE

                                                                    Common Stock
Name                                                             Beneficially Owned           Percent of Class
- ----                                                             ------------------           ----------------
Directors
  William A. Patton                                               1,064,745  (1)                       18.38%
  Francis R. Payne, Jr.                                              83,056                             1.45%
  John H. VanLandingham, Jr.                                         20,790                                *
  Frasier W. Brickhouse                                              26,076                                *
  William L. Eure, Jr.                                               68,562                             1.19%
  Benjamin S. Gill                                                   10,568                                *
  George R. Mercer                                                   60,060                             1.05%
  Charles A. Patton                                               1,201,185   (1)                      20.56%
  Preston H. Cottrell                                                39,220                                *
Named Executives
  Gary L. Martin                                                     10,000                                *
  Hosie L. Maxwell                                                   22,156                                *
  Steven A. Whitley                                                  13,700                                *
All present executive officers and directors as a
group (14 persons)                                                1,675,325   (2)                      28.16%

- --------------------

* Indicated holdings amount to less than 1% of the issued and outstanding Common Stock.

         (1) William A. Patton, Charles A. Patton, J. Dale Patton and Patton Associates Limited Partnership are parties to a Voting Agreement under which they share voting power over 1,014,745 issued and outstanding shares of Virginia First Common Stock, including 449,651 shares held by William A. Patton, 263,194 shares held by Charles A. Patton,1,900 shares held by J. Dale Patton and 300,000 shares held by Patton Associates Limited Partnership. The Voting Agreement also will apply to 50,000 shares and 100,000 shares of Virginia First Common Stock that William A. Patton and Charles A. Patton, respectively, have the right to acquire under presently exercisable stock options, if and when such options are exercised. The Voting Agreement does not affect the parties' power to dispose of shares with respect to which any has or shares the power of disposition and does not cover any shares held in a fiduciary capacity or with respect to which a party shares voting power with a person who is not a party to the Voting Agreement. Charles A. Patton beneficially owns 86,440 shares of Virginia First Common Stock that are not subject to the Voting Agreement. J. Dale Patton beneficially owns 7,600 shares of Virginia First Common Stock that are not subject to the Voting Agreement. Not included are 16,000 shares held by the wife of Charles A. Patton, as to which he disclaims beneficial ownership.

         (2) Includes beneficial ownership of shares issuable upon the exercise of stock options exercisable within 60 days of September 1, 1996 by: William A. Patton, 50,000 shares; Charles A. Patton, 100,000 shares, Hosie L. Maxwell, 20,000 shares; Steven A. Whitley, 10,000 shares; Gary L. Martin, 10,000 shares and 205,000 shares by all directors and executive officers as a group.


         Mr. William A. Patton is the father of Charles A. Patton, President, Chief Executive Officer and a director of Virginia First. There are no other family relationships among the officers or directors of Virginia First.

PAGE

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information about those persons believed by management to be beneficial owners of more than 5% of the shares of Virginia First Common Stock outstanding on September 1, 1996. Persons and groups owning in excess of 5% of Virginia First Common Stock are required to file certain reports regarding ownership with Virginia First and the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than those persons listed below, Virginia First is not aware of any person or group that owned more than 5% of Virginia First's Common Stock at September 1, 1996.

                                                                                    Amount and Nature of         Percent of
Title of Class            Name and Address of Beneficial Owner                      Beneficial Ownership            Class
- --------------            ------------------------------------                      --------------------            -----
Common Stock              William A. Patton, Charles A. Patton, J. Dale
                          Patton and Patton Associates Limited
                          Partnership c/o William A. Patton,
                          P. O. Box 2009
                          Petersburg, VA 23804 1                                          1,164,745                 19.76%

                          Heartland Advisors, Inc.
                          790 North Milwaukee Street
                          Milwaukee, Wisconsin                                              396,500                  6.90%

         (1) William A. Patton, Charles A. Patton, J. Dale Patton and Patton Associates Limited Partnership are parties to a Voting Agreement under which they share voting power over 1,014,745 issued and outstanding shares of Virginia First Common Stock, including 449,651 shares held by William A. Patton, 263,194 shares held by Charles A. Patton, 1,900 shares held by J. Dale Patton and 300,000 shares held by Patton Associates Limited Partnership. The Voting Agreement also will apply to 50,000 shares and 100,000 shares of Virginia First Common Stock that William A. Patton and Charles A. Patton, respectively, have the right to acquire under presently exercisable stock options, if and when such options are exercised. The Voting Agreement does not affect the parties' power to dispose of shares with respect to which any has or shares the power of disposition and does not cover any shares held in a fiduciary capacity or with respect to which a party shares voting power with a person who is not a party to the Voting Agreement. Charles A. Patton beneficially owns 86,440 shares of Virginia First Common Stock that are not subject to the Voting Agreement. J. Dale Patton beneficially owns 7,600 shares of Virginia First Common Stock that are not subject to the Voting Agreement.


The Board of Directors and Its Committees

         Meetings of the Board are held regularly, and there is also an organizational meeting following the conclusion of the Annual Meeting of Stockholders. The Board held 10 meetings in the year ended June 30, 1996. All directors of Virginia First also are directors of the Savings Bank. The Board of the Savings Bank held 12 meetings in the year ended June 30, 1996. For the year ended June 30, 1996, none of Virginia First's nine directors attended fewer than 75% of the aggregate number of Board meetings and meetings of committees of which the respective directors are members.

         The Board has a Nominating Committee, an Audit Committee, a Stock Option Committee, a Compensation Committee and an Executive Committee.

         For fiscal 1996 the Nominating Committee consisted of Messrs Cottrell and VanLandingham, and Dr. Payne. The duties of this committee are to advise the Board with respect to the nomination of directors. It recommends candidates to the Board as nominees for election at the Annual Meeting. Directors are selected on the

PAGE
basis of recognized achievements and their ability to bring skill and experience to the deliberations of the Board. The Nominating Committee met once in the year ended June 30, 1996, and recommended the nominees named herein. Virginia First's Bylaws provide, however, that stockholders entitled to vote for the election of directors may name nominees for election to the Board.

         Under Virginia First's Bylaws, notice of a proposed nomination meeting certain specified requirements must be received by Virginia First not less than 60 nor more than 90 days prior to any meeting of stockholders called for the election of directors, provided in each case that if fewer than 70 days' notice of the meeting is given to stockholders, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

         The Bylaws of Virginia First require that the stockholder's notice set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of Virginia First which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Bylaws of Virginia First further require that the stockholder's notice set forth as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and amount of such stockholder's beneficial ownership of Virginia First capital stock. If the information supplied by stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such stockholder's nomination should not be brought before the Annual Meeting and that such nominee shall not be eligible for election as a director of Virginia First.

         The Audit Committee consists of Mr. Eure, as Chairman, Messrs. Brickhouse and VanLandingham and Dr. Payne. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit and to establish, and assure the adherence to, a system of internal controls. It reviews and accepts the reports of Virginia First's independent auditors and federal examiners. The Audit Committee met seven times during the year ended June 30, 1996.

         The Executive Committee, which acts for the Board when the Board is not in session, with certain exceptions as delineated by the Bylaws, is composed of Mr. William A. Patton, Chairman, Messrs. Charles A. Patton, Eure, Gill and Dr. Payne. The Executive Committee met 3 times during the year ended June 30, 1996. The Executive Committee also functions as the Compensation Committee.

Executive Officers Who Are Not Directors

         Stephen R. Kinnier (Age 44) is a Senior Vice President and Chief Financial Officer of Virginia First and the Savings Bank. Prior to joining Virginia First in February 1991, he was Senior Vice President for Investors Financial Corporation from July 1986 to October 1990; and prior thereto was Senior Tax Manager for Price Waterhouse from January 1976 to July 1986.

         Gary L. Martin (Age 43), a Senior Vice President, joined the Savings Bank in 1991 when it acquired Southern Atlantic Mortgage from Home Savings Bank of Norfolk and serves as the chief operating officer of Virginia First Mortgage. Before September 1991 he operated Southern Atlantic Mortgage for Home Savings Bank.

         Hosie L. Maxwell (Age 52) is Senior Vice President-Operations of the Savings Bank in charge of Human Resources and MIS. Prior to joining the Savings Bank in May 1994, he held positions as President of a savings bank in Kansas City, as President of a data processing company and as an auditor with Arthur Andersen & Co.

         Paul W. Walk, Jr. (Age 51) has been a Senior Vice President of Virginia First, the Savings Bank and Southside Service Corporation since October 1984, was the Vice President and Marketing Director of Virginia First from November 1983 until October 1984, and joined Virginia First in 1974.

PAGE

         Steven A. Whitley (Age 49) is a Senior Vice President of the Savings Bank in charge of retail banking operations. Prior to joining Virginia First in November 1991, he held a similar position with Coreast Federal Savings Bank from 1989 to 1991.

Compliance With Filing Requirements Under the Securities Exchange Act of 1934

         The Exchange Act requires Virginia First's Directors and executive officers, and any persons owning more than 10% of a class of Virginia First's stock, to file certain reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. The reporting requirements are complex, and the following filings were made late: On January 2, 1995, William A. Patton transferred a 42.67% limited partnership interest in Patton Associates Limited Partnership, which holds 300,000 shares of Virginia First Common Stock, to Charles A. Patton as a gift. The gift should have been reported by William A. Patton and Charles A. Patton on or before August 14, 1995. The gift was reported by both on November 21, 1995.


                                  REMUNERATION

Compensation Committee Interlocks and Insider Participation

         The Executive Committee of the Board of Virginia First, of which William A. Patton and Charles A. Patton are members, also serves as the Compensation Committee by making recommendations to the Board with respect to employee benefits, compensation changes and policy. William A. Patton and Charles A. Patton abstain from voting on their own compensation. None of the remaining members of the Executive Committee (Mr. Eure, Mr. Gill and Dr. Payne) is an employee of Virginia First or any of its subsidiaries, nor does any executive officer of Virginia First serve as a director or member of the compensation committee of any entity of which Mr. Eure, Mr. Gill or Dr. Payne is an executive officer.

Committee Report on Compensation

         Recommendations on compensation of Virginia First's executive officers are made by the Executive Committee of the Board. Subject to Board approval, the Committee establishes and controls compensation for the Company's senior management through review and approval of salaries, incentive programs and executive benefits.

         The three primary components of executive compensation are base salary, bonuses and stock option grants. The Compensation Committee recommends to the Board the salaries and bonuses of the executive officers and stock option or restricted stock grants. All components of executive compensation are reviewed for competitiveness in relation to a group of companies in the financial services and mortgage banking industries.

Base Salary. Base salaries for senior management of Virginia First and the Savings Bank, which the Committee believes are consistent with industry standards, are based on peer group data, individual performance, responsibilities, tenure and internal comparability. In general, base salary levels are set at the minimum levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation structure.

         Base salaries for the year ended June 30, 1996 reported in this Proxy Statement were determined by the Committee in August, 1995. In the year ended June 30, 1996, William A. Patton's salary was not directly related to any specific measure of corporate performance.

Incentive Compensation. The Incentive Compensation Plan (the "Plan") effective as of July 1, 1993 offers the potential for additional compensation to eligible senior officers based upon Virginia First's financial performance. Specific levels of incentive compensation, based on Virginia First's return on average assets or beginning equity have been established, above which participating officers receive incentive compensation. In the event qualifying earnings are less than the minimum threshold, no incentive compensation is paid. Earnings above the minimum

PAGE
threshold will provide an incentive payment to participating officers on a graduated scale. The earnings ranges necessary to produce a financial incentive are modified for the subsequent fiscal year to an amount reflective of Virginia First's equity as of the end of the current fiscal year or average assets for the subsequent fiscal year.

         The Plan provides for any incentive payment to be allocated equally to two categories. Generally, the first category provides a cash payment to participating officers as the product of a fraction, the numerator of which is the individual officer's salary and the denominator of which is the sum of the salaries of all participants. However, the allocation percentages can be modified by the Compensation Committee.

         The Plan's second category provides for the remaining one half of any earned incentive payment to be allocated by the Board's Compensation Committee. The Plan provides that earned incentives are to be allocated on the basis of individual achievement. Such allocation can be made in the form of cash, stock (restricted or unrestricted) or any other method reasonably determined by the Compensation Committee.

         For the fiscal year ended June 30, 1996, the Compensation Committee approved the allocation of the second category's resources to the eligible officers in the form of restricted stock, taking into consideration the evaluation of each participant's performance together with the degree to which the officer, in the opinion of the Committee, contributed to the overall success of Virginia First. The participants were also assessed on the basis of their leadership, dedication, community involvement and commitment to the long term success of Virginia First.

         The Plan provides for the inclusion of certain senior officers; however, in the year ended June 30, 1996 it did not include William A. Patton.

Stock Options. In contrast to salaries and bonuses, the value to each executive officer of stock option grants is tied directly to stock price performance. The Stock Option Committee, consisting of Messrs. Eure and Gill and Dr. Payne, recommends stock option grants under the stockholder-approved option plans. All options have been granted with an exercise price equal to the market price at the date of grant. If there is no appreciation in the market price of Virginia First's Common Stock, the options are valueless. In the year ended June 30, 1996, Virginia First granted no stock options to its executive officers.

Annual Compensation Review. During the fourth quarter of each year, the Chief Executive Officer submits an annual salary plan for senior executives (other than the Chief Executive Officer) to the Committee, and the Committee reviews that plan, makes any modifications it deems appropriate, and recommends the plan to the Board. The salary plan is developed based on industry peer groups, surveys, and performance judgments as to the past and expected further contributions of the individual senior executives. The Committee reviews and recommends the base salary of the Chief Executive Officer based upon similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading Virginia First.

Other Compensation Plans. At various times Virginia First has adopted certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed to or the benefits that may be payable under the plans.

Compensation Committee

         The Executive Committee of the Board of Virginia First also serves as the Compensation Committee. The Committee's members as of the fiscal year ended June 30, 1996 were Messrs. William A. Patton, Eure, Gill and Dr. Payne and Mr. Charles A. Patton.

PAGE

Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal years ended June 30, 1996, 1995 and 1994, the cash compensation paid by Virginia First, as well as certain other compensation paid or accrued for those years, to each of the named Executive Officers in all capacities in which they served:

                                            SUMMARY COMPENSATION TABLE
                                                   Annual Compensation               Long Term Compensation
                                                   -------------------               ----------------------
                                                                                   Restricted           Options/         All Other
           Name and                                                               Stock Awards             SAR         Compensation
      Principal Position            Year        Salary ($)        Bonus ($)         ($) (a)                (#)            ($) (b)
      ------------------            ----        ----------        ---------         -------                ---            -------
William A. Patton                   1996          250,000             -0-              -0-                  -0-            39,710
  Chairman of the Board             1995          226,000             -0-              -0-                  -0-            39,632
  and CEO                           1994          215,000             -0-              -0-                50,000           39,131


Charles A. Patton                   1996          204,634           50,000           61,250                 -0-            20,785
  President and CEO                 1995          194,250           33,331           49,252                 -0-            20,759
                                    1994          185,000           26,707           25,912              100,000           20,122


Gary L. Martin                      1996          120,000          166,908             -0-                  -0-             5,817
  Chief Operating Officer           1995          183,075             -0-              -0-                  -0-             3,323
  Virginia First                    1994           50,000          531,097             -0-                10,000            4,447
  Mortgage

Steven A. Whitley                   1996          110,250           30,000           24,500                 -0-             3,973
  Senior Vice President             1995          105,000           17,951           14,768                 -0-             3,583
                                    1994          100,000           14,440           13,850               10,000            3,000


Hosie L. Maxwell                    1996          105,000           10,047           12,250                 -0-             1,706
  Senior Vice President             1995          100,000           17,115           12,804                 -0-              -0-

- -----------------

(a) The values set forth in the column above for restricted stock awards are as of June 30, 1994, June 30, 1995 and June 30, 1996, respectively. The aggregate number of shares of restricted stock held and their values on June 30, 1996 were as follows: Charles A. Patton, 13,829 shares valued at $190,149; Mr. Whitley, 5,318 shares valued at $73,123; and Mr. Maxwell, 3,035 shares valued at $41,731. Normal dividends will be paid on the shares. Shares of restricted stock will vest at the rate of 20% per year, beginning July 1, 1995, for shares granted for the year ended June 30, 1994, July 1, 1996 for shares granted for the year ended June 30, 1995, and July 1, 1997 for shares granted for the year ended June 30, 1996.

(b) "All Other Compensation" includes, as to William A. Patton, premiums paid on a life insurance policy ($35,012 in 1996, 1995 and 1994) and matching contributions by Virginia First to its 401(k) Plan ($4,698 in 1996, $4,620 in 1995, and $4,119 in 1994). For Charles A. Patton, it includes amounts paid in consideration of the termination of a supplemental retirement income agreement ($16,000 in 1996, 1995 and 1994) and matching contributions by

PAGE

Virginia First to its 401(k) Plan ($4,785 in 1996, $4,759 in 1995 and $4,122 in
1994). For Messrs. Martin, Whitley and Maxwell, it includes matching contributions by Virginia First to its 401(k) Plan.


Supplemental Retirement Benefit

         Under an agreement between Virginia First and William A. Patton that was entered into in 1980 and amended in 1993, Virginia First will pay Mr. Patton a retirement benefit for life to supplement his benefits under Virginia First's former defined benefit pension plan, which was terminated in 1989. The amount of the annual benefit will be equal to 80% of the average of Mr. Patton's salary for his final three years of employment, reduced by Social Security and the benefit he receives in respect of the amount accumulated for his benefit under such defined benefit pension plan. The annual benefit to Mr. Patton under the agreement will be $66,000.

Options/SAR Grants in Last Fiscal Year

         For the fiscal year ended June 30, 1996, no stock options or stock appreciation rights were granted to the named Executive Officers.

Option Exercises and Holdings

          Except for Mr. Charles A. Patton, none of the named Executive Officers exercised options or stock appreciation rights during the fiscal year ended June 30, 1996. All options held by named executive officers at June 30, 1996 were exercisable. The following table sets forth information with respect to exercised and unexercised options held by such officers as of the end of the fiscal year:

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR END OPTION/SAR VALUE
                                                                                                       Value of
                                                                                                     unexercised
                                                                                 Number of           in-the-money
                                                                                unexercised          options/SARs
                                                                                options/SARs        at fiscal year
                                     Shares acquired            Value           at June 30,              end
Name                                 on exercise (#)        Realized ($)          1996 (#)             ($) (a)
- ----                                 ---------------        ------------          --------             -------
William A. Patton                          -0-                   -0-                50,000            $337,500
Charles A. Patton                        124,870             $1,245,716            100,000             675,000
Gary L. Martin                             -0-                   -0-                10,000              67,500
Steven A. Whitley                          -0-                   -0-                10,000              67,500
Hosie L. Maxwell                           -0-                   -0-                20,000             135,000

- ---------------------

         (a) The value of unexercised in-the-money options at fiscal year end was calculated by determining the difference between the fair market value of the Common Stock of Virginia First underlying the options on June 30, 1996 ($13.75 per share), which was the last sales price of the Common Stock on such date as reported on the NASDAQ/NMS, and the exercise price of the options.

PAGE

Directors' Fees

         Directors, including directors who are officers of Virginia First, received fees of $800 for each meeting of the Board attended and $300 for each Executive and Audit Committee meeting attended during fiscal 1996.

Employment Agreements

         Virginia First and William A. Patton are parties to an employment agreement which provides for Mr. Patton to serve as Chairman of the Board of Virginia First. Mr. Patton retired as the Chief Executive Officer, effective July 1, 1996, but continues to serve as Chairman of the Board. The agreement is for a five year period ending December 31, 2000 and initially provided for a base salary of $250,000, which was reduced to $100,000, effective July 1, 1996. If Mr. Patton's employment is terminated for reasons other than cause or resignation without good reason, he will be entitled to receive his base salary and certain benefits for the remainder of the term of the agreement. If his employment is terminated subsequent to a change in control of Virginia First (as defined in the employment agreement), Mr. Patton will be entitled to additional benefits equal to 1.5 times the compensation paid to him for the twelve months prior to the date of termination.

         Virginia First and Charles A. Patton, President, have also entered into an employment agreement. That agreement is for a five year period ending December 31, 2000 and initially provided for a base salary of $204,000, which the Board increased to $225,000, effective June 28, 1996, when Mr. Patton was named Chief Executive Officer. It also provides the same severance and change of control benefits as described above for William A. Patton.

         If termination of employment due to a change in control had occurred in fiscal 1996, Messrs. William A. Patton and Charles A. Patton would be entitled to severance payments amounting to approximately $375,000 and $306,000, respectively and their salaries and fringe benefits for the remaining terms of their employment agreements.

         Gary L. Martin was first employed by Virginia First in connection with its acquisition of Southern Atlantic Mortgage. Under Mr. Martin's employment arrangement, he receives a salary of $120,000 per year and a bonus, based on residential mortgage loan production of Virginia First Mortgage. The bonus paid under Mr. Martin's employment arrangement in the fiscal year ended June 30, 1996 was $166,908. There are no severance provisions or provisions for payments in connection with a change in control of Virginia First.

Indebtedness of Management

         No loans to directors or officers involve more than the normal risks of collectibility or present other unfavorable features. None of the loans was non-accrual, past-due, restricted or potential problem loans, as of August 31, 1996. All such loans were originated on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons.

PAGE

Stock Performance Graph

         The following graph compares the cumulative total return on Virginia First's Common Stock with the cumulative total return of the NASDAQ Stock Market
- - U.S. Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG VIRGINIA FIRST FINANCIAL CORPORATION,
           THE NASDAQ STOCK MARKET-US INDEX AND THE NASDAQ BANK INDEX




                                    [GRAPH]



                            6/91     6/92     6/93     6/94     6/95      6/96
                            ----     ----     ----     ----     ----      ----
Virginia First Financial
  Corporation                100      160      380      564      710     1,123

NASDAQ Bank                  100      148      188      214      242       315

NASDAQ Stock Market-US       100      120      151      153      204       261











*$100 invested on June 30, 1991 in stock or index--including reinvestment of dividends. Fiscal year ending June 30.

PAGE

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board has appointed KPMG Peat Marwick LLP, independent certified public accountants, to perform the audit of Virginia First's financial statements for the year ending June 30, 1997, and further directed that the selection of the auditors be submitted for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has acted as Virginia First's, and its predecessor's, independent accountants since 1961.

         Representatives from KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1997.


                              STOCKHOLDER PROPOSALS

          Any proposal which a stockholder wishes to have presented at the next annual meeting of stockholders, to be held in October, 1997, must be received no later than June 25, 1997. If such proposal complies with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth in the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of Virginia First's Annual Report to Stockholders for the year ended June 30, 1996 accompanies this Proxy Statement/Prospectus. Additional copies may be obtained by written request to the Secretary of Virginia First at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF VIRGINIA FIRST COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, VIRGINIA FIRST WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AND ITS QUARTERLY REPORTS ON FORM 10- Q AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO PAUL W. WALK, JR., SECRETARY, VIRGINIA FIRST, CORNER OF FRANKLIN AND ADAMS STREETS, P. O. BOX 2009, PETERSBURG, VIRGINIA 23804-2009. THE FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q ARE NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         The Board of Directors of Virginia First is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

PAGE

                      VIRGINIA FIRST FINANCIAL CORPORATION
                            Franklin & Adams Streets
                           Petersburg, Virginia 23803
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    Proxy Solicited by the Board of Directors

The undersigned hereby constitutes John H. VanLandingham, Jr., Frasier
W. Brickhouse and William L. Eure, Jr. or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of Virginia First Financial Corporation ("Virginia First") held of record by the undersigned on September 13, 1996, at the Annual Meeting of Stockholders to be held at the Main Office of Virginia First at the Corner of Franklin & Adams Streets, Petersburg, Virginia on October 23, 1996, at 4:00 p.m., or any adjournment thereof, for the following purposes:

1. Election of Directors

  |_|  FOR all nominees listed below            |_|  WITHHOLD AUTHORITY to vote
       (except as marked to the contrary)            for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

            Charles A. Patton, Benjamin S. Gill and George R. Mercer

2. To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as Virginia First's independent auditors for the fiscal year 1997; and

                  |_|  FOR         |_|  AGAINST        |_|  ABSTAIN

3. To vote on such other business as may property come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for 1 and 2.

                          Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.


                          ---------------------------   --------------
                                   Signature                 Date

                          ---------------------------   --------------
                                   Signature                 Date

                          I plan ____, do not plan ___, to attend the 1996 Annual Meeting.


                          PLEASE MARK, SIGN, DATE AND RETURN THE
                          PROXY PROMPTLY.